EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Second Quarter 2022 Financial Results
Total Contract Value $4.3 billion, +15.4% YoY FX Neutral

SECOND QUARTER 2022 HIGHLIGHTS

•Revenues: $1.4 billion, +17.9% as reported; +21.8% FX neutral.
•Net income: $205 million; adjusted EBITDA: $389 million, +9.5% as reported, +14.2% FX neutral.
•Diluted EPS: $2.53, -19.2%; adjusted EPS: $2.85, +27.2%.
•Operating cash flow: $416 million; free cash flow: $395 million.
•Repurchased 1.8 million common shares for $479 million; 5.5% reduction in outstanding share count YoY.

STAMFORD, Conn., August 2, 2022 — Gartner, Inc. (NYSE: IT) today reported results for the second quarter of 2022 and updated its financial outlook for the full year 2022. Additional information regarding the Company’s results as well as an updated 2022 financial outlook is provided in an earnings supplement available on the Company’s Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s Chief Executive Officer, commented, “Gartner had another strong quarter with double-digit growth in contract value, revenue, and Adjusted EPS. We are again raising our guidance and remain well-positioned to deliver long-term, sustained, double-digit growth. And we continue to buy back stock, which will increase our per share results this year and beyond.”

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, August 2, 2022 to discuss the Company’s financial results. Listeners can access the webcast live at https://edge.media-server.com/mmc/p/ufrd2o35. To participate actively in the live call via dial-in, please register at https://register.vevent.com/register/BI026528e72c704a28a02cc8a2cb374540. Once registered, participants will receive a dial-in number and a unique PIN to access the call. A replay of the webcast will be available on the Company’s website for approximately 30 days following the call.

CONSOLIDATED RESULTS HIGHLIGHTS

(Unaudited; $ in millions, except per share amounts)	Three Months Ended
	June 30,			Inc/(Dec)
	2022	2021	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,377	$1,167	17.9%	21.8%
Net income	205	271	(24.4)%	na
Diluted EPS	2.53	3.13	(19.2)%	na
Operating cash flow	416	575	(27.8)%	na

Non-GAAP Metrics:
Adjusted EBITDA	$389	$355	9.5%	14.2%
Adjusted EPS	2.85	2.24	27.2%	na
Free cash flow	395	563	(30.0)%	na
na=not available.

SEGMENT RESULTS HIGHLIGHTS

•Global Technology Sales Contract Value (GTS CV): $3.4 billion, +13.5% YOY FX Neutral
•Global Business Sales Contract Value (GBS CV): $0.9 billion, +23.0% YOY FX Neutral

Our segment results for the three months ended June 30, 2022 were as follows:

(Unaudited; $ in millions)
	Research	Conferences	Consulting

Revenues	$1,142	$114	$121
Inc/(Dec)	13.9%	95.1%	13.9%
Inc/(Dec) - FX neutral	17.3%	102.2%	20.5%
Gross contribution	$844	$74	$50
Inc/(Dec)	13.7%	72.6%	17.4%
Contribution margin	73.9%	64.8%	41.6%

Additional details regarding our segment results can be obtained from the earnings supplement, our quarterly report on Form 10–Q filed with the SEC on August 2, 2022 and our webcast.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under “Non-GAAP Financial Measures” and the related reconciliations are under “Supplemental Information — Non-GAAP Reconciliations.” In this Press Release, some totals may not add due to rounding. The percentage changes are based on the unrounded whole number and recalculation based on millions may yield a different result.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) delivers actionable, objective insight to executives and their teams. Our expert guidance and tools enable faster, smarter decisions and stronger performance on an organization’s mission critical priorities.

CONTACTS

David Cohen
SVP, Investor Relations, Gartner
+1 203.316.6631

Kathleen Persaud
Senior Director, Investor Relations, Gartner
+1 203.316.1672

investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: the impact of the COVID-19 pandemic and related disruptions on our business and on the global economy; the adequacy or effectiveness of steps we take to respond to the pandemic; the impact of general economic conditions, including inflation, on economic activity and our operations; changes in macroeconomic and market conditions and market volatility, including interest rates and the effect on the credit markets and access to capital; our ability to carry out our strategic initiatives and manage associated costs; our ability to recover potential claims under our event cancellation insurance; the timing of conferences and meetings, in particular our Gartner Symposium/Xpo series that normally occurs during the fourth quarter, as well as the timing of our return to in-person conferences and meetings and willingness of participants to attend; our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt obligations; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent, especially in light of recent labor shortages; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce and protect our intellectual property rights; additional risks associated with international operations, including foreign currency fluctuations; the impact on our business of the war in Ukraine and current and future sanctions imposed by governments or other authorities; the U.K.’s exit from the European Union and its impact on our results; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of changes in tax policy and heightened scrutiny from various taxing authorities globally; changes to laws and regulations; and other risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined below.

Adjusted EBITDA and Adjusted EBITDA Margin: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) loss on extinguishment of debt, if applicable; (iv) gain on event cancellation insurance claims, if applicable; (v) other (income) expense, net; (vi) stock-based compensation expense; (vii) depreciation, amortization, and accretion; (viii) loss on impairment of lease related assets, net, if applicable; and (ix) acquisition and integration charges and certain other non-recurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GAAP Revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin are important measures of our recurring operations as they exclude items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) loss on extinguishment of debt, if applicable; (iv) gain on event cancellation insurance claims, if applicable; (v) loss on impairment of lease related assets, net if applicable; (vi) the non-cash (gain) loss on de-designated interest rate swaps, if applicable; and (vii) the related tax effect. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Adjusted EPS: Represents GAAP net income (loss) per diluted share adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) loss on extinguishment of debt, if applicable; (iv) gain on event cancellation insurance claims, if applicable; (v) loss on impairment of lease related assets, net if applicable; (vi) the non-cash (gain) loss on de-designated interest rate swaps, if applicable; and (vii) the related tax effect. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates to all periods presented.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS

The tables below provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” above for definitions of these measures.

Reconciliation - GAAP Net Income to Adjusted EBITDA

(Unaudited; $ in millions)
	Three Months Ended June 30,
	2022	2021
GAAP net income	$205	$271
Interest expense, net	30	27
Gain on event cancellation insurance claims (a)	—	(136)
Other (income) expense, net	(9)	4
Tax provision	71	108
Operating income	297	275
Adjustments:
Stock-based compensation expense (b)	24	26
Depreciation, amortization and accretion (c)	48	52
Loss on impairment of lease related assets, net (d)	12	—
Acquisition and integration charges and other non-recurring items (e)	8	2
Adjusted EBITDA	$389	$355

(a)	Consists of the gain on event cancellation insurance claims for events cancelled in 2020.
(b)	Consists of costs for stock-based compensation awards.
(c)	Includes depreciation expense, amortization of intangibles and accretion on asset retirement obligations.
(d)	Includes impairment loss for lease related assets.
(e)	Consists of direct and incremental expenses related to acquisitions, facility-related exit costs and other non-recurring items.

Reconciliation - GAAP Net Income and GAAP Net Income per Diluted Share to Adjusted Net Income and Adjusted EPS

(Unaudited; $ in millions, except per share amounts)
	Three Months Ended June 30,
	2022		2021
	Amount	Per Share	Amount	Per Share
GAAP net income and GAAP net income per diluted share	$205	$2.53	$271	$3.13
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	25	0.31	26	0.30
Acquisition and integration charges and other non-recurring items (b), (c)	9	0.11	3	0.04
Gain on event cancellation insurance claims (d)	—	—	(136)	(1.57)
Loss on impairment of lease related assets, net (e)	12	0.14	—	—
(Gain) loss on de-designated interest rate swaps (f)	(11)	(0.13)	4	0.05
Tax impact of adjustments (g)	(9)	(0.11)	25	0.29
Adjusted net income and Adjusted EPS (h)	$231	$2.85	$194	$2.24

(a)	Consists of non-cash amortization from acquired intangibles.
(b)	Consists of direct and incremental expenses related to acquisitions, facility-related exit costs and other non-recurring items.
(c)
Includes the amortization and write-off of deferred financing fees, which are recorded in Interest expense, net in the Company’s accompanying Condensed Consolidated Statements of Operations and in the Adjusted EBITDA table above.

(d)	Consists of the gain on event cancellation insurance claims for events cancelled in 2020.
(e)	Includes impairment loss for lease related assets.
(f)	Represents the fair value adjustment for interest rate swaps after de-designation.
(g)	The blended effective tax rates on the adjustments were approximately 25.0% and 24.6% for the three months ended June 30, 2022 and 2021, respectively.
(h)	Adjusted EPS was calculated based on 81.0 million and 86.6 million diluted shares for the three months ended June 30, 2022 and 2021, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow

(Unaudited; $ in millions)
	Three Months Ended June 30,
	2022	2021
GAAP cash provided by operating activities	$416	$575
Cash paid for capital expenditures	(21)	(12)
Free Cash Flow	$395	$563

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in millions, except per share data)

	Three Months Ended
	June 30,
	2022	2021
Revenues:
Research	$1,142.3	$1,003.2
Conferences	113.5	58.2
Consulting	120.7	105.9
Total revenues	1,376.5	1,167.3
Costs and expenses:
Cost of services and product development	424.5	350.7
Selling, general and administrative	604.9	488.5
Depreciation	22.9	25.9
Amortization of intangibles	24.8	26.2
Acquisition and integration charges	2.3	1.3
Total costs and expenses	1,079.4	892.6
Operating income	297.1	274.7
Interest expense, net	(29.7)	(27.4)
Gain on event cancellation insurance claims	—	135.5
Other income (expense), net	8.5	(3.6)
Income before income taxes	275.9	379.2
Provision for income taxes	71.0	108.0
Net income	$204.9	$271.2

Net income per share:
Basic	$2.55	$3.16
Diluted	$2.53	$3.13
Weighted average shares outstanding:
Basic	80.3	85.7
Diluted	81.0	86.6

Source: Gartner, Inc.

Gartner-IR